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                                  EXHIBIT 10(c)

                               DMI FURNITURE, INC.
           STOCK COMPENSATION AND DEFERRAL PLAN FOR OUTSIDE DIRECTORS


                      SECTION 1 -- PURPOSE AND DEFINITIONS

         1.1 PURPOSE. The purpose of the DMI Furniture, Inc. Stock Compensation and Deferral Plan for Outside Directors (the "Plan") is to foster ownership of the Company's Common Stock by Outside Directors of the Company by paying a portion of the retainer fee paid to each Outside Director in shares of Common Stock, and thereby improving the Company's ability to attract and retain highly qualified individuals to serve as directors of the Company; providing competitive remuneration for Board service; enhancing the breadth of Outside Director remuneration; and strengthening the commonality of interest between directors and stockholders.

         1.2 DEFINITIONS. In this Plan, the following definitions apply:

                  (a) "Award" means the annual award of shares of Common Stock to each Outside Director under this Plan.

                  (b) "Beneficiary" means the person, persons or entity designated pursuant to Section 6 to receive payments under the Plan after the death of a Participant.

                  (c) "Board" means the Board of Directors of DMI Furniture,
Inc.

                  (d) "Chief Executive Officer" shall mean the most senior executive officer of the Company, who shall be a member of the Board but shall not be eligible to participate in the Plan.

                  (e) "Common Stock" means the common stock, par value $.10 per share, of DMI Furniture, Inc.

                  (f) "Company" means DMI Furniture, Inc., a Delaware corporation.

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                  (g) "Deferred Amount" means an amount of Fees deferred under this Plan.

                  (h) "Fees" means payments that the Outside Director receives from the Company for services as a member of its Board. Such payments may include Retainer Fees, special and regular board meeting fees and committee meeting and chairmanship fees, but shall exclude direct reimbursement of expenses.

                  (i) "Fiscal Year" means the Company's fiscal year.

                  (j) "Market Value" shall mean the closing bid price of Common Stock reported on NASDAQ, or the closing sales price for the Common Stock reported on the NASDAQ National Market System, on the last trading day before the end of the Fiscal Year.

                  (k) "Outside Director" means any member of the Company's Board of Directors who is not also a full-time employee of the Company.

                  (l) "Participant" means each Outside Director in office at the end of the applicable Fiscal Year.

                  (m) "Plan" means this DMI Furniture, Inc. Stock Compensation and Deferral Plan for Outside Directors, as it may be amended from time to time.

                  (n) "Retainer Fee" means the sum of the twelve monthly retainer fees in effect from time to time that are payable to Outside Directors during a Fiscal Year.

                  (o) "Stock Account" means the bookkeeping account to which a Participant has Deferred Amounts credited pursuant to Section 4.1 and converted to a Common Stock equivalent pursuant to Section 4.3.

                  (p) "Termination of Service" means the termination (by death, retirement or otherwise) of a Participant's service as a Director of the Company.

                           SECTION 2 -- ADMINISTRATION

         2.1 The Board shall administer this Plan. The Chief Executive Officer shall have responsibility to conclusively

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interpret the provisions of this Plan and decide all questions of fact arising in its application and such determinations shall be final and binding on the Company and the Outside Directors.

         2.2 Determinations made with respect to any individual under this Plan shall be made without the participation of such individual.

                       SECTION 3 -- ELIGIBILITY AND AWARDS

         3.1 ELIGIBILITY. Each Outside Director shall participate in this Plan.

         3.2 GRANTING AWARDS.

                  (a) Commencing at the end of the 1994 Fiscal Year, one-third of each Participant's Retainer Fee for the immediately completed Fiscal Year shall be paid in the form of the number of shares of Common Stock (rounded up to the nearest five whole shares) having an aggregate Market Value equal to the Retainer Fee then in effect.

                  (b) Each Participant may elect to increase or decrease the portion of the Retainer Fee paid in Common Stock to any amount not less than one-third of the Retainer Fee by completing and signing the Election Form attached hereto as Annex A. Any such election shall be effective at the beginning of the first calendar month that begins at least six months and one day after delivery of an Election Form in accordance with this subsection and shall remain in effect until amended by a subsequent Election Form delivered and effective in accordance with this subsection.

         3.3 AWARD LIMITATIONS.

                  (a) The maximum number of shares of Common Stock that may be issued under this Plan shall be one hundred sixty thousand shares (160,000), subject to adjustments pursuant to Section VII.

                  (b) Subject to applicable rules and regulations of the Securities and Exchange Commission, shares of Common Stock issued hereunder shall be freely transferrable and nonforfeitable.

         3.4 PRO RATION OF CERTAIN AWARDS. Any Participant who serves as an Outside Director for less than an entire Fiscal Year shall participate in this Plan and shall receive an Award for a

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number of shares having an aggregate Market Value equal to one-third of the sum of the monthly retainer fees for each whole calendar month of the Fiscal Year during which the Participant served as an Outside Director.

         3.5 ISSUANCE OF COMMON STOCK. As soon as practicable after the end of the Fiscal Year, the Company shall cause to be issued and delivered to each Outside Director a stock certificate, registered in the name of such Outside Director, evidencing the award of Common Stock pursuant to this Plan. Outside Directors shall not be deemed for any purpose to be or have any rights as stockholders of the Company with respect to any shares of Common Stock awarded under this Plan, except as and when certificates therefor are issued. No adjustment shall be made for dividends or distributions or other rights for which the record date is before the date of such stock certificate.


                          SECTION 4 -- DEFERRAL OF FEES

         4.1 DEFERRAL ELECTION. Each Outside Director may elect to have all or a portion of that Outside Director's Fees for any Fiscal Year, whether payable in cash or in Common Stock, deferred under this Plan, by completing and signing the Deferral Form attached hereto as Annex B. Such election shall be filed with the Secretary of the Company before the beginning of the Fiscal Year during which such Fee is earned.

         4.2 SUSPENSION OR CONTINUATION OF PARTICIPATION. An election pursuant to Section 4.1 shall be irrevocable for the first Fiscal Year to which such election relates, and it shall continue in effect for subsequent Fiscal Years until revoked, increased or decreased prospectively by the Participant before the beginning of the Fiscal Year for which the change is effective provided, however, that election to defer or to change the deferral of Fees payable in Common Stock shall become effective for the first Fiscal Year beginning at least six months and one day after the Deferral Form is delivered to the Company. The suspension of any deferrals under this Section 4.2 shall not affect existing Deferred Amounts.

         4.3 ACCOUNTING FOR DEFERRED AMOUNTS. The Deferred Amounts of each Participant shall be credited by the Company to a bookkeeping account to reflect the Company's liability to that Participant (the "Stock Account"). Each Deferred Amount shall be

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converted into a stock equivalent on the date so credited, based on that date's
Market Price for the Common Stock, including fractional shares up to three decimal places. Thereafter, additional stock equivalents shall be added to the Stock Account equal to the amount of Common Stock that could be purchased with dividends equal to that paid on one share of Common Stock, multiplied by the number of stock equivalents then existing in the Stock Account, based on the Market Price of the Common Stock on the date a dividend is paid on Common Stock. If a stock dividend or stock split occurs, a Participant's Stock Account shall be credited with a number of Common Stock equivalents equal to the number of shares which were distributed with respect to each share of issued and outstanding Common Stock, multiplied by the number of stock equivalents recorded to the Participant's Stock Account on the record date for such distribution (assuming that fractional shares could be held of record and that fractional shares would be distributed). All distributions to a Participant in accordance with Section 4.6 shall be debited to the Participant's Stock Account.

         4.4 ADJUSTMENTS. If the Company is a party to any consolidation, recapitalization, merger, share exchange or other business combination and, in connection with such transaction, all or part of the outstanding Common Stock shall be changed into or exchanged for stock or other securities of any other entity or of the Company or cash or any other property, then the Stock Account of a Participant shall be converted on the effective date of such transaction to such new securities or other consideration equal to the amount each share of Common Stock receives, multiplied by the number of stock equivalents in the Stock Account immediately prior to the transaction.

         4.5 STATEMENT OF STOCK ACCOUNT. Upon request, but no more frequently than quarterly, the Company shall deliver to each Participant, within 30 days after a written request, a statement in such form as the Company deems desirable, setting forth the stock equivalents then credited to the Stock Account, and the aggregate Market Price of those stock equivalents.

         4.6 DISTRIBUTIONS. Upon Termination of Service, a Director's Stock Account shall be distributed to the Director either (i) in one lump sum, or (ii) in such number of annual installments (not exceeding 5), as the Director has elected on the last Election Form submitted at least 6 months before the Termination of Service. Such distribution shall be made in

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Common Stock or in cash equal to the then-Market Price of the Common Stock allocated to the Participant's Stock Account, as was elected by the Participant on the last Election Form submitted at least 6 months before the Termination of Service, beginning no later than 30 days following the Termination of Service. If installment payments are elected by a Participant on the Election Form, the first such installment shall be paid within the 30 day period, and the remaining installments on annual anniversaries of the first distribution, with each installment equal to a fraction of the Stock Account at the beginning of the distribution period, plus any additions to the Stock Account since the last installment distribution. The fractional amount of the beginning Stock Account to be distributed at each installment shall have a numerator of 1 and a denominator equal to the number of annual installments elected by the Participant. All amounts payable under this Section after the death shall be paid to the Participant's Beneficiary in the manner elected by the Participant on the Deferral Form. In the absence of an election by the Participant as to the form of payment, the payment shall be made in one installment in the form of Common Stock.

                       SECTION 5 -- AMENDMENT OF THE PLAN

         5.1 The Board may, without further action by the stockholders and without further consideration to the Company, amend this Plan or condition or modify Awards under this Plan in response to changes in securities or other laws or rules, regulations, or regulatory interpretations thereof applicable to this Plan or to comply with stock market rules or requirements.

         5.2 The Board may, from time to time, amend this Plan or any provisions thereof without further action by the stockholders except that no amendment may
(a) change the provisions of Section 3.2 more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder; (b) increase awards (i) retrospectively, or (ii) more than once in any calendar year; (c) change the eligibility for Awards or otherwise materially modify the terms of this Plan; or
(d) affect an Outside Director's rights under any Award made under this Plan before such amendment without such Outside Director's consent.

                       SECTION 6 -- BENEFICIARIES

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         Each Participant shall have the right, at any time, to designate any person, persons or entity as a Beneficiary or Beneficiaries (both principal as well as contingent) to whom payments under this Plan in Common Stock or cash shall be made. Such designation and any subsequent change in the Beneficiary Designation shall be made by the filing of a Designation of Beneficiary in the form attached as Annex C with the Secretary of the Company. Such designation shall be effective only when received by the Secretary of the Company. A new beneficiary form will revoke all previous Beneficiary Designations. Any finalized divorce of a Participant after the date of filing of the Designation of Beneficiary form designating a spouse as Beneficiary shall also revoke such designation. If the Participant fails to designate a Beneficiary as provided above, or if the Beneficiary designation is revoked by divorce without execution of a new designation, or if all designated Beneficiaries predecease the Participant, then the Participant's designated Beneficiary shall be deemed to be the person or persons surviving the Participant in the first of the following classes of which there is a survivor, share and share alike:

         (a) Surviving spouse;

         (b) Participant's children, except that if any of the children predecease the Participant but leaves issue surviving, then such issue shall take per stirpes the share their parent would have taken if living;

         (c) Participant's estate.

         If it shall be found upon evidence satisfactory to the Board that any Participant or Beneficiary to whom a benefit is payable under this Plan is unable to care for their affairs because of illness or accident, any payment due (unless prior claim therefor shall have been made by duly authorized guardian or other legal representative) shall be paid, upon the appropriate indemnification of the Board, to the spouse or other person deemed by the Board to have incurred expenses for the care of such Participant or Beneficiary. Any payment shall be a payment for account of the Participant or Beneficiary and shall be a complete discharge of any liability of the Plan therefor.

                       SECTION 7 -- MISCELLANEOUS

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         7.1 EXPENSES. The expenses of administering the Plan shall be borne by the Company, and shall not be charged against any Participant's Stock Account.

         7.2 APPLICABLE LAW. The provisions of the Plan shall be construed, administered and enforced according to the laws of the State of Delaware.

         7.3 NO TRUST OR FUND. No action by the Company or the Board under this Plan shall be construed as creating a trust, escrow or other secured or segregated fund or other fiduciary relationship of any kind in favor of any Participant, Beneficiary, or any other persons otherwise entitled to a Stock Account. The status of Participants and Beneficiaries with respect to any liabilities assumed by the Company hereunder shall be solely those of unsecured creditors of the Company. Any asset acquired or held by the Company in connection with liabilities assumed by it hereunder shall not be deemed to be held under any trust, escrow or other secured or segregated fund or other fiduciary relationship of any kind for the benefit of a Participant or Beneficiary or to be security for the performance of the obligations of the Company, but shall be and remain a general, unpledged, unrestricted asset of the Company at all times subject to the claims of general creditors of the Company.

         7.4 NO ASSIGNABILITY AND BINDING EFFECT. Neither the Participant nor any other person shall acquire any right to or interest in any amount awarded to the Participant, otherwise than by actual payment in accordance with the provisions of this Plan, or have any power, voluntarily or involuntarily, to transfer, assign, anticipate, pledge mortgage or otherwise encumber, alienate or transfer any rights hereunder in advance of any of the payments to be made pursuant to the Plan or any portion thereof. The obligations of the Company hereunder shall be binding upon any and all successors and assigns to the Company.

         7.5 WITHHOLDING. The Company shall comply with all federal and state laws and regulations respecting the withholding, deposit and payment of any income or employment taxes relating to Deferred Amounts under this Plan.

         7.6 NO IMPACT ON DIRECTORSHIP. This Plan shall not be construed to confer any right on the part of a Participant to be or remain a Director or to receive any, or any particular rate of, Fees.

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         7.7 STOCKHOLDER RIGHTS. Nonemployee Directors shall not be deemed for any purpose to be or have rights as stockholders of the Company with respect to any stock equivalents credited to a Participant's Stock Account, until and unless a certificate for Common Stock is issued upon distribution hereunder.

         7.8 REGULATORY COMPLIANCE AND LISTING. The issuance or delivery of any shares of Common Stock may be postponed by the Company for such period as may be required to comply with any applicable requirements under the federal securities laws, any applicable listing requirements of any national securities market, or any requirements under any other law or regulation applicable to the issuance or delivery of such shares. The Company shall not be obligated to issue or deliver any such shares if the issuance or delivery thereof shall constitute a violation of any provision of any law or of any regulation of any governmental authority or any national securities market on which the Company's securities are listed.

         7.9 EFFECTIVE DATE. This Plan shall become effective upon its approval by the stockholders of the Company. This Plan shall be submitted to the stockholders for their approval at the Company's 1994 Annual Meeting of Stockholders.